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                                                                    EXHIBIT 10.1

[LOGO] CityNationalBank

               FIRST AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This First Amendment to Credit and Security Agreement is entered into as of April 1, 2001, by and between SRS Labs, Inc., a Delaware corporation ("Borrower") and City National Bank, a national banking association ("CNB").

                                   RECITALS

     A. Borrower and CNB are parties to that certain Credit and Security Agreement, dated as of July 6, 1999 (the Credit and Security Agreement, as herein amended, hereinafter the "Credit Agreement").

     B. Borrower and CNB desire to supplement and amend the Credit Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Credit Agreement.

2.   Amendments. The Credit Agreement is amended as follows:

     2.1 Section 1.24 of the Credit Agreement is stricken and replaced with the following:

          "1.24 "Revolving Credit Commitment" shall mean, CNB's commitment, in accordance with the terms of this Agreement, to make Revolving Credit Loans in the aggregate principal amount at any one time up to Five Million Dollars ($5,000,000.00)."

     2.2 Section 1.28 of the Credit Agreement is stricken and replaced with the following:

          "1.28 "Termination Date" shall mean May 30,2002, unless the Revolving Credit Commitment shall have been renewed for an additional term by CNB giving Borrower prior written notice of such renewal, in which event the Termination Date shall mean such renewed maturity date of the Revolving Credit Commitment, as set forth in the notice. Notwithstanding the foregoing, CNB may, at its option, terminate this Agreement pursuant to Section 8.3 hereof; the date of any termination under Section 8.3 shall thereupon become the Termination Date as that term is used in this Agreement."

     2.3 Section 2.1.3 of the Credit Agreement is stricken and replaced with the following:

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                    "2.1.3    Procedure for Revolving Credit Loans. Each
Revolving Credit Loan may be made by CNB at the oral or written request, accompanied by the Collateral Reports required by Section 5.4, of anyone who is authorized in writing by Borrower to request and direct the disposition of the Revolving Credit Loans until written notice of the revocation of such authority is received by CNB. Any Revolving Credit Loan shall be conclusively presumed to have been made to or for the benefit of Borrower when CNB in its sole discretion believes that such request and directions have been made by such authorized persons (whether in fact that is the case), or when the Revolving Credit Loans are deposited to the credit of Borrower's account with CNB regardless of the fact that persons other than those authorized hereunder may have authority to draw against such account"


2.4       Section 5.4 of the Credit Agreement is stricken
               and replaced with the following:

          "5.4 Collateral Reports. Borrower shall provide
          CNB with the following reports:

                    5.4.1 At the time and as of the date of
                    any request for CNB to make a Revolving
                    Credit Loan, and also within fifteen
                    (15) days of each month-end, a listing
                    and pricing of each item of Collateral
                    held pursuant to the Account Control
                    Agreement;

                    5.4.2 At the time and as of the date of
                    any request for CNB to make a Revolving
                    Credit Loan, and also within fifteen
                    (15) days of each month-end, a
                    certification detailing the amount of
                    the Borrowing Base as of the date of
                    such request or month-end."

3. Existing Agreement. Except as expressly amended herein, the Credit Agreement shall remain in full force and effect, and in all other respects is affirmed.

4. Conditions Precedent. This Amendment shall become effective upon the fulfillment of all of the following conditions to CNB's satisfaction:

          4.1  CNB shall have received this Amendment duly executed by Borrower.

5. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be construed in accordance with, and governed by the laws of the State of California.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written

"Borrower"                         SRS Labs, Inc., a
                                   Delaware corporation

                                    By: /s/ Thomas C.K. Yuen
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                                       Thomas C.K. Yuen, Chief Executive Officer

"CNB"                              City National Bank, a national
                                   banking association

                                    By: /s/ Sajeda Simjee
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                                       Sajeda Simjee, Vice President

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